EXHIBIT 21
                                                            ----------


              COMMUNITY FINANCIAL SHARES, INC. AND SUBSIDIARIES
                          SIGNIFICANT SUBSIDIARIES
              -------------------------------------------------


    Name                   State of Organization   Ownership
    ----                   ---------------------   ---------

    Community Bank -       Illinois                100% of stock owned
    Wheaton/Glen Ellyn                             by Community
                                                   Financial Shares,
                                                   Inc.